UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2011

Li3 Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-127703	20-3061907
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Av. Pardo y Aliaga 699
Of. 802
San Isidro, Lima, Peru
(Address of principal executive offices, including zip code)

(51) 1-212-1880
(Registrant’s telephone number, including area code)

Copy to:
Adam S. Gottbetter, Esq.
Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY  10022
Phone:  (212) 400-6900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report and its exhibits contain “forward-looking statements.”  All statements other than statements of historical facts included in this report and its exhibits, including without limitation, statements regarding our financial position, estimated working capital, business strategy, the plans and objectives of our management for future operations and those statements preceded by, followed by or that otherwise include the words “believe,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “goal,” “plans,” “objective,” “should,” or similar expressions or variations on such expressions are forward-looking statements. We can give no assurances that the assumptions upon which the forward-looking statements are based will prove to be correct. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements, including, but not limited to: our ability to raise additional capital on acceptable terms; our ability to timely close on the proposed acquisition of interests in the Maricunga Project; our ability to identify other appropriate corporate acquisition and/or joint venture opportunities in the lithium mining sector and to establish the technical and managerial infrastructure, and to raise the required capital, to take advantage of, and successfully participate in such opportunities; future economic conditions; political stability; and lithium prices.  For further information about the risks we face, see “Risk Factors” in Part I, Item 1A of Amendment No. 1 to our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on November 5, 2010.

Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained in this Report to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Item 1.01        Entry into a Material Definitive Agreement.

On May 2, 2011, Li3 Energy, Inc., entered into and simultaneously closed under a Credit Agreement for a $1.5 million bridge loan with three private institutional investors. Under the Credit Agreement, we issued to each lender a zero-coupon original issue discount note due February 2, 2012.  The notes are convertible into shares of our common stock at the lender’s option at a price of US$0.40 per share.  The aggregate face amount of the notes at maturity is US$1,677,438. We may prepay the notes at our option (together with accrued original issue discount), and we must prepay them (together with accrued original issue discount) first out of the net proceeds of any future capital raising transactions by us.

The Credit Agreement contains customary representations and warranties by us as well as certain customary covenants and events of default.  In addition, we agreed that while the notes are outstanding, we will not (a) incur, create, assume, guaranty or permit to exist any indebtedness that ranks senior in priority to, or pari passu with, the obligations under the notes, with certain customary exceptions, (b) create, incur, assume or permit to exist any lien on any property or assets (including our stock or other securities) now owned or hereafter acquired by us or on any income or revenues or rights in respect of any thereof, with certain customary exceptions, and (c) declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of our capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of our capital stock or set aside any amount for any such purpose.

We also agreed to issue to the lenders (pro rata) warrants to purchase an aggregate of 1,500,000 shares of our common stock, exercisable for five years at an exercise price of US$0.50 per share.

We agreed to pay an arranger cash fees of 5% of the aggregate issue price of the notes, or $75,000 in total, and to issue the arranger warrants to purchase an aggregate of 75,000 shares of our common stock, exercisable for five years at an exercise price of US$0.40 per share.

The information in Item 3.02 below relating to the securities purchase agreement and registration rights agreement referred to therein is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 above is incorporated herein by reference.  The issuance of the notes and the warrants referred to therein was exempt from registration under the Securities Act of 1933, as amended, under Section 4(2) thereof, as not involving any public offering.

As previously disclosed, on April 7, 2011, we held a closing of a private placement offering (the “Offering”) with respect to an aggregate of 7,406,666 units of our securities (the “Units”) to institutional and accredited investors and non-U.S. persons, for aggregate gross proceeds of approximately $1,999,800, at an offering price of $0.27 per Unit.  Each Unit consists of (i) one share of our common stock, par value $0.001 per share (“Common Stock”), and (ii) a warrant to purchase one-half of a share of Common Stock, at an exercise price of $0.40 per whole share (the “Warrants”).  The Warrants will be exercisable from issuance for a period of three years.

On April 13, 2011, May 3, 2011, and May 6, 2011, we held additional closings of the Offering, selling 3,354,408, 2,275,926 and 2,861,482 Units for gross proceeds of approximately $906,665, $614,500 and $772,600, respectively.  To date, we have closed on an aggregate of 15,898,482 Units in the Offering, raising gross proceeds of approximately $4.3 million.

Pursuant to a registration rights agreement, we have agreed to file a registration statement with the Securities and Exchange Commission within 75 days after the closing date (i.e., by June 21, 2011) to register the shares of common stock and the shares of Common Stock underlying the Warrants under the Securities Act of 1933, as amended, and to use our best efforts to cause such registration statement to become effective within 150 days after the filing date, all at our own expense.  If we do not meet these deadlines, we have agreed to pay the investors monetary penalties of 2% of their investment per month until such failures are cured (up to an aggregate maximum penalty of 10%).

We entered into agreements with placement agents (the “Agents”) to pay cash fees of 8% of the purchase price of each Unit sold in the Offering to investors introduced to us by such Agent (the “Introduced Investors”), and to issue such Agent three-year warrants (the “Agent Warrants”) exercisable at $0.27 per share to purchase a number of shares of Common Stock equal to up to 8% of the shares of Common Stock included in the Units sold in the Offering to the Introduced Investors. As a result of the sales of the Units in the April 13, 2011, May 3, 2011, and May 6, 2011, closings, we have become obligated to pay an aggregate of approximately $183,423 of fees to the Agents and have become obligated to issue Agent Warrants to purchase an aggregate of 679,346 shares of Common Stock.

The sale of the Units and the securities contained therein were exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as transactions by an issuer not involving a public offering.  The purchasers of the securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the certificates issued in such transactions.  All purchasers of the securities represented and warranted, among other things, that they were accredited investors within the meaning of Regulation D and/or non-U.S. persons within the meaning of Regulation S, that they had the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of an investment in the Common Stock and had the ability to bear the economic risks of the investment, and that they had adequate access to information about us.

We intend to apply the net proceeds of the Offering together with additional funds towards the consummation of our proposed acquisition of a 60% interest in the Maricunga Project in Chile.

Prior to the May 2, 2011, issuance of notes and warrants, the equity securities sold, in the aggregate since our last report filed under this Item 3.02 constituted less than 5% of the number of shares of our Common Stock outstanding.

[Signature page follows.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Li3 Energy, Inc.

Dated: May 6, 2011	By:	/s/ Luis Saenz
Name: Luis Saenz
Title: Chief Executive Officer